CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                      FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information for AllianceBernstein Municipal Income Shares in the Registration Statement (Form N-1A 333-112207 and 811-21497) of AllianceBernstein Municipal Income Shares.

                                                           ERNST & YOUNG LLP


New York, New York
August 27, 2010